                                                                   EXHIBIT 23.2

                          [GRANT THORNTON LETTERHEAD]




                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We have issued our report dated 5 September 1997, accompanying the consolidation package expressed in pounds sterling consisting of the consolidated balance sheet at 28 June 1997 and the related consolidated statements of income and cashflow of British Trimmings Limited for the year ended 28 June 1997 for the purpose of inclusion in the consolidated financial statements of Conso International Corporation (formerly known as Conso Products Company) for the fiscal year ended 3 July 1999. We hereby consent to the incorporation by reference of said report on Forms S-8 (file nos 333-20671, effective 29 January 1997, 33-97146, effective 20 September 1995 and 33-85518, effective 20 October 1994), incorporated by reference in the Annual Report on Form 10-K of Conso International Corporation (formerly known as Conso Products Company) for the fiscal year ended 3 July 1999.


/s/ Grant Thornton

GRANT THORNTON
MANCHESTER
UNITED KINGDOM

30 September 1999